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                                                                   EXHIBIT 7




                     HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                                 POWER OF ATTORNEY

                                  Gregory A. Boyko
                                    Lynda Godkin
                                  Thomas M. Marra
                                  Lowndes A. Smith
                                David M. Znamierowski

do hereby jointly and severally authorize Lynda Godkin, Marianne O'Doherty, and Leslie T. Soler to sign as their agent, any Registration Statement, pre-effective amendment, post-effective amendment and any application for exemptive relief of the Hartford Life and Annuity Insurance Company under the Securities Act of 1933 and/or the Investment Company Act of 1940.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.

   /s/ Gregory A. Boyko                   Dated as of March 16, 1998
------------------------------            --------------------------
       Gregory A. Boyko

   /s/ Lynda Godkin                       Dated as of March 16, 1998
------------------------------            --------------------------
       Lynda Godkin

   /s/ Thomas M. Marra                    Dated as of March 16, 1998
------------------------------            --------------------------
       Thomas M. Marra

   /s/ Lowndes A. Smith                   Dated as of March 16, 1998
------------------------------            --------------------------
       Lowndes A. Smith

   /s/ David M. Znamierowski              Dated as of March 16, 1998
------------------------------            --------------------------
       David M. Znamierowski